CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 333-133552 and No. 333-114904) of Destiny Media Technologies Inc. of our report dated November 25, 2011 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO CANADA LLP

Vancouver, Canada
November 25, 2011